Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
1515 Arapahoe Street		Nancy Buese, SVP & CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482	Fax: (303) 290-8769
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MARKWEST ENERGY PARTNERS, L.P. DECLARES SECOND
QUARTER 2007 CASH DISTRIBUTION OF $0.53 PER UNIT

DENVER—July 19, 2007—MarkWest Energy Partners, L.P. (NYSE: MWE ) today announced that the Board of Directors of the General Partner of MarkWest Energy Partners, L.P., declared a cash distribution of $0.53 per unit for the second quarter of 2007, for an implied annual distribution rate of $2.12 per unit. The second quarter 2007 distribution represents an increase of $0.02 per unit over the first quarter 2007 distribution. The second quarter 2007 distribution is payable August 14, 2007, to unitholders of record on August 8, 2007. The ex-dividend date is August 6, 2007.

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2006, and our Quarterly Reports on Form 10-Q, as filed with the SEC.